                                                              Exhibit 2.14(c)(2)

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

         This First Amendment to Asset Purchase Agreement (this "AMENDMENT") is made and entered into as of this 30th day of June, 2001, between Falcon Cable Systems Company II, L.P. ("FALCON"), on the one hand, and AT&T Broadband, LLC ("AT&T BROADBAND"), Communication Services, Inc. ("CSI"), Ohio Cablevision Network, Inc ("OCNI")., TCI Cablevision Of California, Inc. ("TCIC-CA") and TCI Washington Associates, L.P. ("TCI-WA"), on the other.

                                    RECITALS

         A. Falcon, AT&T Broadband, CSI, OCNI, TCIC-CA and TCI-WA entered into an Asset Purchase Agreement ("AGREEMENT") as of the 26th day of February, 2001.

         B. The parties to this Amendment wish to amend the Agreement, as more fully set forth herein.


                                   AGREEMENTS

                  In consideration of the above recitals and the mutual agreements stated in this Amendment, the parties agree as follows:

         1. Defined Terms. Capitalized terms used herein, but not otherwise modified or defined herein, shall have the meanings ascribed to such terms in the Agreement.

         2. Vehicle Title Certificates. Seller shall obtain and deliver to Buyer promptly after closing the vehicle title certificates and, if required, bills of sale, for the following vehicles described in Exhibit A attached to this Amendment. In addition, Seller will execute and deliver to Buyer, for no additional consideration and at no additional cost to Buyer, such certificates, bills of sale, or other documents as may be reasonably necessary to give full effect to transfer of vehicles required by the Agreement.

         3. Copyright Filings. Seller hereby agrees to file, at its expense, all Copyright Statements of Account with respect to the Systems for the 2001/1 filing period as and when due under applicable law.

         4. Forest Service Property. With respect to the Real Property which is the subject of the following permit and lease, Seller represents and warrants that Seller has the valid and enforceable right to use and occupy the Real Property, and all improvements thereon owned by Seller and included in the Assets, in each case free and clear of all Encumbrances except Permitted
Encumbrances:

         a) United States Forest Service Special Use Permit granted to TCI Cablevision of California, Inc., dated July 10, 1995 (Bald Mountain Tower Site, Sec 12, T12N, R11E, MDBM); and

         b) Commercial Use Lease dated February 23, 1998 between the United States Forest Service and TCI Cablevision of California, Inc., dated February 23, 1998 (Ward Peak Tower Site Lease, Placer County, California, SEC 18, T15N, R16E, MDM).
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With respect to the foregoing interests in Real Property, Seller is not in breach or default of any terms or conditions of any written instrument relating thereto and, to Seller's Knowledge, no other party thereto is in material breach or default of any terms or conditions of any such written instrument.

         5. Schedules. Schedules 4.3, 4.5, 4.6, 4.7 and 4.9 to the Agreement are hereby amended and restated in their entirety, as of February 26, 2001 (except for changes made since such date in compliance with the Agreement), and as of the Closing, as set forth in Exhibit B attached to this Amendment.

         6. Waiver of Conditions. Buyer hereby waives the condition to its obligation to consummate the transactions contemplated by the Agreement set forth in Section 7.2.8 of the Agreement.

         7. Relationship to the Agreement. This Amendment supersedes any inconsistent provisions contained in the Agreement. Except as amended hereby, the Agreement remains in full force and effect.

         8. Choice of Law. This Amendment and the rights of the parties under it will be governed by and construed in all respects in accordance with the laws of the state of Delaware, without regard to the conflicts of laws rules of Delaware.

         9. Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original. This Amendment will become binding when one or more counterparts, individually or taken together, bear the signatures of all parties to this Amendment. Delivery of an executed signature page of this Amendment by facsimile transmission will constitute effective and binding execution and delivery of this Amendment.

                            [SIGNATURE PAGE FOLLOWS]





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         The parties have executed this Amendment as of the day and year first above written.


                                    FALCON CABLE SYSTEMS COMPANY II, L.P.

                                    By: Charter Communications CC VII, LLC.,
                                    as General Partner



                                    By: /s/ Marcy Lifton
                                       --------------------------------------
                                    Name: Marcy Lifton
                                    Title: Vice President



                                    AT&T BROADBAND, LLC

                                    COMMUNICATION SERVICES, INC.

                                    OHIO CABLEVISION NETWORK, INC.

                                    TCI CABLEVISION OF CALIFORNIA, INC.

                                    TCI WASHINGTON ASSOCIATES, L.P.



                                    Each by: /s/ Alfredo Di Blasio
                                            --------------------------------
                                            Name:  Alfredo Di Blasio
                                            Title: Vice President
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                                  Exhibit A

                        Vehicle Certificates of Title




Nevada
1GTEC12H5PZ517416
1GTEC14H2RZ546150
1FACP52U8LG151515
1GTEK14K7SZ547413
1FDKF38G5KKB20034
1GTDM19WXXB531028
1GTEC14WOYE183870
1GETK14W7YE182332

California
1GTEK14W6WZ545094
1FTRF18W1XKC07919
1FTRF18W6YKA22704
1GTEK14W8YE262741
1GETK14W1YE263360
1GETK14W7YE261936
1GDJK34JXYF478515


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                                  Exhibit B

                 Amend Schedules 4.3,4.5,4.6,4.7, and 4.9





                                   Attached